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                                                                       EXHIBIT 3

                                LOCK-UP AGREEMENT

         This Lock-up Agreement, dated as of October 8, 1999, is by and among PentaStar Communications, Inc. (the "Company"), Schneider Securities, Inc. (the "Representative"), BACE Investments, LLC ("BACE"), Black Diamond Capital, LLC ("Black Diamond"), Robert S. Lazzeri ("Lazzeri") and Jeffrey A. Veres ("Veres;" BACE, Black Diamond, Lazzeri and Veres being collectively referred to hereinafter as the "Founding Shareholders").

         WHEREAS, on or about March 17, 1999, the Company entered into a lock-up agreement with BACE (the "Prior Lock-up Agreement"); and

         WHEREAS, on March 31, 1999, the Company entered into stock purchase agreements ("Stock Purchase Agreements") together with addendums ("Addendums") thereto, with Black Diamond, Lazzeri and Veres (collectively, the "Stock Purchase Agreements and Addendums"); and

         WHEREAS, as a result of discussions with various state securities administrators concerning the lock-up provisions of the Prior Lock-up Agreement and the Stock Purchase Agreements and Addendums, the parties have determined to enter into this Lock-up Agreement, which shall supercede in its entirety the Prior Lock-up Agreement and the Addendums to the Stock Purchase Agreements; and

         WHEREAS, the Representative has agreed to become a party to this Lock-up Agreement such that the Representative shall have an enforceable interest hereunder;

         NOW THEREFORE, in consideration of the mutual agreements and covenants of the parties herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties hereto, the parties agree as follows:

         1. The following shares of Common Stock of the Company that are owned by the Founding Shareholders shall be subject to the terms of this Agreement:

                                                    NUMBER OF SHARES SUBJECT
    FOUNDING SHAREHOLDER                              TO LOCK-UP AGREEMENT
    --------------------                            ------------------------
    BACE Investments, LLC........................            1,674,800
    Black Diamond Capital, LLC...................              732,419
    Robert S. Lazzeri............................              469,499
    Jeffrey A. Veres.............................              219,100
                                                             ---------
    Total........................................            3,095,818
                                                             =========


         Such 3,095,818 shares of Common Stock of the Company owned by the Founding Shareholders are hereinafter referred to as the "Shares."

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         2. Except as otherwise provided herein, the Founding Shareholders agree that they shall not transfer, sell, pledge, hypothecate, encumber, contract to sell, grant any option for the sale of, grant any security interest in, or otherwise sell or dispose of any of the Shares which shall expressly include (i) any stock dividends issued by the Company and attributable to the Shares during the term hereof, and (ii) any shares of capital stock of the Company issued or issuable as a result of stock splits, for a period of three years from the effective date (the "Effective Date") of the Company's Registration Statement on Form SB-2 (SEC File No. 333-85281). Moreover, the Company shall not recognize any attempted transfer, sale, pledge, hypothecation or encumbrance of the Shares for a period of three years from the Effective Date except as otherwise provided herein.

         3. Provided that the Shares remain subject to the terms hereof following any transfer authorized in this Paragraph 3, the Founders may transfer the Shares (i) by gift to family members, not more remote than first cousins,
(ii) to trusts, limited partnerships or other estate planning entities of which the transferring Founder is the beneficiary for estate planning purposes, (iii) any charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Internal Revenue Code of 1986, as amended, (iv) by any method or transaction approved by majority of the shareholders of the Company other than the Founders, or (v) among or between any Founders or Founder that is a party hereto.

         4. After the expiration of 24 months from the Effective Date, each Founder shall have released to him and shall be eligible to sell in accordance with applicable federal and state securities laws 33.33% of such Founder's Shares, or an aggregate total of 1,031,836 Shares. Upon the expiration of 36 months from the Effective Date, each Founder shall be eligible to sell an additional 16.67% of such Founder's Shares, or an aggregate of 516,073 Shares. The remaining 1,547,909 Shares shall be eligible for sale by the Founders only upon the earlier to occur of (i) a Transaction (hereinafter defined), or (ii) five years after the completion of the public offering. A "Transaction" shall be defined to include a bonafide tender offer, offer to merge or acquisition of the Company's equity securities by an unaffiliated purchaser, effected pursuant to a vote in favor of such Transaction by a majority of the shareholders under which
(i) if the Transaction occurs within 24 months of the Effective Date, the public shareholders of the Company shall receive cash, or securities that are listed or to be listed, or qualified in all respects for listing, on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq National Market(R), such cash or securities to be equal in value to at least two times the public offering price per share of Common Stock upon consummation of the Transaction, or (ii) if the transaction occurs more than 24 months after the Effective Date, the public shareholders of the Company will receive cash or securities in value equal to 1.5 times the public offering price per share of Common Stock upon consummation of the Transaction.

         5. Notwithstanding any other language to the contrary set forth elsewhere herein, this Lock-up Agreement and the restrictions set forth herein shall automatically be released if (i) for 60 consecutive trading days commencing at least 90 days after the Effective Date, the Company's securities trade in a public market at a price of not less than 150% of the offering price per share of the Company's Common Stock, (ii) for 90 consecutive trading days commencing at least 12 months after the Effective Date, the Company's securities trade in a public market at a price of not less than 110% of the offering


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price per share of Common Stock, (iii) for any fiscal year ending after the
Effective Date, the Company has earnings per share of at least (a) 5% of the public offering price per share of Common Stock for that fiscal year, (b) 4% of the public offering price per share of Common Stock for that fiscal year and for the prior fiscal year, calculated independently, whether or not such prior fiscal year ended after the Effective Date, or (c) 3% of the public offering price per share of Common Stock for that fiscal year and for each of the two prior fiscal years, calculated independently, whether or not such prior fiscal years ended after the Effective Date, or (iv) the securities become "covered securities" as that term is defined in subsection 18(b)(1)(a) of the Securities Act of 1933.

         6. In the event that the Shares become subject to release from the terms hereof in accordance with paragraph 4(i) or paragraph 5 above, the Shares shall be automatically released from this Agreement and any restrictive legend placed on certificates representing the Shares may be removed upon the Company filing with the Arizona Corporation Commission, Texas State Securities Board, Missouri Securities Division of the Office of Secretary of State and the Securities Division of the Department of Financial Institutions of the State of Washington (collectively, the "State Securities Commissions"), any one of the following: (i) if subject to release under paragraph 5(i), 5(ii) or 5(iv) above, a written representation from the Company and a majority of the Founders indicating compliance therewith, (ii) if subject to release under paragraph 5(iii) above, a written representation from the Company and a majority of the Founders indicating compliance with such subsection accompanied by financial statements, prepared in accordance with generally accepted accounting principles and audited and reported upon by an independent certified public accountant, that indicate compliance therewith, (iii) if subject to release under paragraph 4(i), a written representation from the Company and a majority of the Founders indicating compliance with such subsection accompanied by any offering materials, proxy statements or similar documents relating to the specified Transaction. The Shares may also be transferred by will or pursuant to the laws of descent and distribution or by court order, in which event the Company shall furnish to the State Securities Commissions a certified copy of an order issued by a court of competent jurisdiction that orders the release or transfer of the Shares, a certified copy of an instrument of distribution filed by a court of competent jurisdiction, or a written representation from the Company and the personal representatives or executors of the estate of a deceased Founder stating that the Shares were transferred pursuant to a will or the laws of descent or distribution.

         7. During the term of this Lock-up Agreement, the Founders shall continue to have all voting and other rights to which they are entitled by ownership of the Shares. In the event a Founder sells any of the Shares in violation of this Agreement, any profits realized by such selling Founder shall inure to and be recoverable by the Company.

         8. The Representative shall not agree or permit the waiver or modification of any of the terms of this Lock-up Agreement. In addition, the Company's Registration Statement, as amended, shall include disclosure providing that the Representative will not waive, shorten or otherwise modify the transfer restrictions agreed to by the parties hereto.


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         IN WITNESS WHEREOF, and based upon which the Representative shall undertake the public offering of the Company's Common Stock, the parties have executed this Lock-Up Agreement to be effective on the date specified above.

THE COMPANY:                                         THE REPRESENTATIVE:

PENTASTAR COMMUNICATIONS, INC.                       SCHNEIDER SECURITIES, INC.

By: /s/ Craig J. Zoellner                            By: /s/ Thomas J. O'Rourke
    -------------------------                            -----------------------
Name: Craig J. Zoellner                              Name: Thomas J. O'Rourke
      -----------------------                              ---------------------
Title: President                                     Title: President
       ----------------------                               --------------------

THE FOUNDERS:

BACE INVESTMENTS, LLC

By: /s/ Craig J. Zoellner
    -------------------------
Name: Craig J. Zoellner
      -----------------------
Title: Managing Member
       ----------------------

BLACK DIAMOND CAPITAL, LLC

By: /s/ Blair W. McNea
    -------------------------
Name: Blair W. McNea
      -----------------------
Title: Managing Member
       ----------------------

By: /s/ Robert S. Lazzeri
    -------------------------
Name: Robert S. Lazzeri
      -----------------------

By: /s/ Jeffery A. Veres
    -------------------------
Name: Jeffery A. Veres
      -----------------------


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